                                                                    EXHIBIT 28.B

                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association

            ---------------------------------------------------------------

                          First Chicago Master Trust II
                                 March 12, 2002

            ---------------------------------------------------------------


           The undersigned, duly authorized representatives of First USA Bank, National Association ("First USA"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of June 1, 1990, as amended and restated as of September 1, 1999, as amended and supplemented, (the "Pooling and Servicing Agreement") by and between First USA, as Seller and Servicer and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify as follows:

           1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

           2. First USA is as of the date hereof the Seller and Servicer under the Pooling and Servicing Agreement.

           3. The undersigned are Servicing Officers.

           4. The aggregate amount of Collections processed
              for the Due Period for this Distribution Date
              was equal to                                     $3,833,835,941.89

           5. (a) The aggregate amount of such Collections
              allocated to Principal Receivables for the Due
              Period for this Distribution Date was equal to   $3,667,104,871.92

              (b) The aggregate amount of such Collections
              allocated to Finance Charge Receivables for
              the Due Period for this Distribution Date
              was equal to                                     $  166,731,069.97

           6. (a) The aggregate Interchange Amount (which
              will be included as Finance Charge Receivables
              for all Series) for this Distribution Date
              was equal to                                     $   58,673,677.95

              (b) The aggregate Net Recoveries Amount (which
              will be included as Finance Charge Receivables
              for all Series) for this Distribution Date
              was equal to                                     $    4,233,269.72

           7. The Invested Percentage of Collections allocated to Principal Receivables for the Due Period was equal to for:

               Series 1995-M                     4.292%
               Series 1995-O                     4.292%
               Series 1996-S                     6.008%
               Series 1997-U                     3.433%
               Series 1999-W                     6.437%
               Series 1999-X                     6.437%
               Series 1999-Y                     4.721%

           8. The Invested Percentage of Collections allocated to Finance Charge Receivables for the Due Period was equal to for:

               Series 1995-M                      2.844%
               Series 1995-O                      3.568%
               Series 1996-S                      6.008%
               Series 1997-U                      3.433%
               Series 1999-W                      6.437%
               Series 1999-X                      6.437%
               Series 1999-Y                      4.721%

           9. The Invested Percentage with respect to the Investor Default Amount for the Due Period was equal to for:

               Series 1995-M                    2.844%
               Series 1995-O                    3.568%
               Series 1996-S                    6.008%
               Series 1997-U                    3.433%
               Series 1999-W                    6.437%
               Series 1999-X                    6.437%
               Series 1999-Y                    4.721%

           10. The aggregate amount of drawings or payments, if any, under the Enhancement, if any, required to be made on the next succeeding Distribution Date is equal to for:

               Series 1995-M                    $0.00
               Series 1995-O                    $0.00
               Series 1996-S                    $0.00
               Series 1997-U                    $0.00
               Series 1999-W                    $0.00
               Series 1999-X                    $0.00
               Series 1999-Y                    $0.00

           11. The amount of interest due on the Cash Collateral Account loan, if applicable, required to be paid on the next Distribution Date is equal to for:

               Series 1995-M                    $0.00
               Series 1995-O                    $0.00
               Series 1996-S                    $0.00
               Series 1997-U                    $0.00
               Series 1999-W                    $0.00
               Series 1999-X                    $0.00
               Series 1999-Y                    $0.00

           12. The amount of Monthly Servicing Fee required to be paid on the next succeeding Distribution Date is equal to for:

                 Series 1995-M                    $   473,437.93
                 Series 1995-O                    $   593,861.82
                 Series 1996-S                    $ 1,000,000.00
                 Series 1997-U                    $   571,428.58
                 Series 1999-W                    $ 1,071,428.57
                 Series 1999-X                    $ 1,071,428.57
                 Series 1999-Y                    $   785,714.29

           13. The aggregate amount payable to the Investor Certificateholders on the succeeding Distribution Date in respect of interest is equal to for:

                 Series 1995-M                    $    621,301.64
                 Series 1995-O                    $    781,070.17
                 Series 1996-S                    $  1,259,964.54
                 Series 1997-U                    $    714,000.01
                 Series 1999-W                    $  1,380,158.15
                 Series 1999-X                    $  1,400,198.00
                 Series 1999-Y                    $  1,028,500.00

           14. The aggregate amount payable to the Investor Certificateholders on the succeeding Distribution Date in respect of principal is equal to for:

                 Series 1995-M                    $ 48,169,556.84
                 Series 1995-O                    $ 48,169,556.84
                 Series 1996-S                    $          0.00
                 Series 1997-U                    $          0.00
                 Series 1999-W                    $857,142,857.00
                 Series 1999-X                    $          0.00
                 Series 1999-Y                    $          0.00

           15. The excess, if any, of the Seller Amount over the Aggregate
               Principal Receivables required to be maintained pursuant to the
               Agreement .........................................................    $8,572,497,306.22

           16. The Seller Amount for the Due Period divided by Aggregate
               Principal Receivables for the Due Period ..........................               66.551%

           17. The Minimum Seller's Interest Percentage ..........................                7.000%

           18. Attached hereto is a true and correct copy of then statement required to be delivered by the Servicer on the date of this Certificate to the Trustee in respect of each Series of outstanding pursuant to Section 5.02(a) of the Agreement, if applicable.

           19. As of the the date hereof, to the best knowledge of the undersigned, no default in the performance of the obligation of the Servicer under the Pooling and Servicing Agreement has
               occurred or is continuing except as follows:                                        NONE

           20. As of the date hereof no Liquidation Event has been deemed to have occurred for the Due Period for this Distribution Date with respect to any Series.

           21. As of the date hereof, to the best of the knowledge of the undersigned, no Lien has been placed on any of the Receivables other than the Lien granted by the Pooling and Servicing
               Agreement.

           22. During the preceding calendar month, the number of newly -
               originated Accounts was.................                                               0

MONTHLY SERVICES CERTIFICATE
Signature Page


IN WITNES WHEREOF,the undersigned have duly executed and delivered this certificate the date first set forth above.

                                            First USA Bank, National Association
                                              as Servicer

                                            By:   /s/ Tracie Klein
                                                -------------------------------
                                                      TRACIE KLEIN
                                            Title:    FIRST VICE PRESIDENT